                                                              Exhibit 1
                                                              ---------



         We, the undersigned, hereby express our agreement that the attached Amendment No. 2 to Schedule 13D is filed on behalf of each of the undersigned.


Dated: October 24, 1994

                                 DIBRELL BROTHERS, INCORPORATED


                                 /s/ Claude B. Owen, Jr.
                                 ----------------------------------------
                                 Claude B. Owen, Jr.
                                 Chairman of the Board, President
                                 and Chief Executive Officer



                                 TRUST FBO DIBRELL BROTHERS, INCORPORATED
                                 PER AGREEMENT DATED OCTOBER 21, 1994


                                 /s/ Claude B. Owen, Jr.
                                 -----------------------------------------
                                 Claude B. Owen, Jr.
                                 Trustee































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